Exhibit 5.1

2000 Market Street, 20th Floor

Philadelphia, Pennsylvania 19103

Tel (215) 299-2000

www.foxrothschild.com

February 4, 2022

Lannett Company, Inc.

1150 Northbrook Drive, Suite 155

Trevose, Pennsylvania 19053

Re:	Lannett Company, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Lannett Company, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration of 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Lannett Company, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof. The 1,500,000 shares of Common Stock of the ESPP are collectively referred to herein as the “ESPP Shares.”

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

February 4, 2022

On the basis of the foregoing, and in reliance thereon and subject to the qualifications herein stated, we are of the opinion that the ESPP Shares have been duly and validly authorized and reserved for issuance and that upon the issuance of the ESPP Shares and payment therefor in accordance with the provisions of the ESPP, the ESPP Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP